SECOND SUPPLEMENT DATED SEPTEMBER 28, 2000 TO THE

                 CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM DATED

                                 APRIL 21, 2000

               MOBILE KIDNEY STONE CENTERS OF CALIFORNIA II, L.P.

                  Mobile Kidney Stone Centers of California II, L.P., a California limited partnership (the "Partnership"), by this Second Supplement hereby amends and supplements its Confidential Private Placement Memorandum of April 21, 2000, as amended (the "Memorandum"). Capitalized terms used herein are defined in the Glossary appearing in the Memorandum. Persons who have subscribed for or are considering an investment in the Units offered by the Memorandum should carefully review this Second Supplement.

Extension of the Offering

                  Pursuant to the authority given to the General Partner in the Memorandum, the General Partner hereby elects to extend the offering termination date to November 7, 2000 (or earlier in the discretion of the General Partner, upon the sale of all Units as provided in the Memorandum).